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                                                                    EXHIBIT 99.3

                                     BALLOT

                          NORTHERN GROWERS COOPERATIVE

       This is a ballot to vote at the Special Meeting of Northern Growers Cooperative (the "Cooperative") to be held on __________, 2002, at __________, CST, at ____________________________, South Dakota.

       To vote, please mark, sign, date and return this ballot promptly to the Cooperative using the enclosed envelope so that it is received on or before Noon on [__________], 2002. You may also personally deliver this ballot to the Cooperative's principal executive offices on or before Noon on [__________], 2002. Ballots returned after noon on [__________], 2002 will not be counted. IF FOR ANY REASON YOU DESIRE TO REVOKE THIS BALLOT, YOU MUST NOTIFY THE COOPERATIVE IN WRITING SO THAT YOUR REVOCATION IS RECEIVED ON THE SPECIAL MEETING.

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BY SIGNING BELOW, I HEREBY (i) ACKNOWLEDGE RECEIPT OF THE INFORMATION
STATEMENT/PROSPECTUS OF WHETSTONE ETHANOL, LLC DATED [    ], 2002; (ii) CERTIFY
THAT I AM EITHER THE OWNER OR THE AUTHORIZED REPRESENTATIVE OF THE OWNER OF ONE VOTING SHARE OF NORTHERN GROWERS COOPERATIVE AND HAVE FULL POWER AND AUTHORITY TO VOTE SUCH SHARE, AND (iii) VOTE SAID SHARE ON THE FOLLOWING PROPOSAL AS SET FORTH BELOW:

       PROPOSAL TO REORGANIZE THE COOPERATIVE INTO WHETSTONE ETHANOL, LLC IN ACCORDANCE WITH THE PLAN OF REORGANIZATION DATED APRIL 10, 2002, AS DESCRIBED IN THE INFORMATION STATEMENT/PROSPECTUS OF WHETSTONE ETHANOL, LLC DATED [__________], 2002.

                / / FOR             / / AGAINST        / / ABSTAIN

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

DATE:
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